                                                               Exhibit 99(c)(2)

                                                                            Page
                                                                            ----

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

     AGREEMENT dated as of June 23, 1998 by and between LAREDO ACQUISITION CORP., a Delaware corporation ("Acquisition"), and the other parties signatory hereto (each a "Stockholder").

                                    RECITALS

     A. Concurrently herewith, Acquisition, and Celadon Group, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement)
 pursuant to which (and subject to the terms and conditions specified therein) Acquisition will be merged with and into the Company (the "Merger").

     B. As a condition to Acquisition entering into the Merger Agreement, Acquisition requires that each Stockholder enter into, and each such Stockholder hereby agrees to enter into, this Agreement.

                                    AGREEMENT

     To implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

3. Representations and Warranties of Stockholders. Each Stockholder hereby severally and not jointly represents and warrants to Acquisition as follows:


          A.   Ownership of Shares.

              i. Such Stockholder is the record holder or beneficial owner of the number of shares of Company Common Stock as is set forth opposite such Stockholder's name on Schedule I hereto (such shares shall constitute the "Existing Shares", and together with any shares of
         Company Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, shall constitute the "Shares").

              ii. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by such Stockholder. Such Stockholder does not have record or beneficial ownership of any Shares not set forth on Schedule I hereto.

              iii. Such Stockholder has sole power of disposition with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I and sole voting power with respect to the matters set forth in Section 2 hereof and sole power to demand appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this

                                                                            Page
                                                                            ----

         Agreement.

              iv. Such Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 2 hereof and sole power to demand appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

     B. Organization; Power; Binding Agreement. If such Stockholder is a corporation, such Stockholder is a corporation duly formed, validly existing and in good standing under the laws of its jurisdiction of its organization. If such Stockholder is a corporation, such Stockholder has the necessary corporate power and authority to enter into and perform all of such Stockholder's obligations under this Agreement and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder, and no other corporate proceedings on the part of such Stockholder are necessary to authorize the execution, delivery and performance of this
Agreement  and  the   consummation  of  the  transactions contemplated
hereby. If such Stockholder is an individual,  such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

     C. No Conflicts. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, and any required amendments to any Schedule 13D filed by any such Stockholder, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable certificate of incorporation, bylaws, trust, partnership agreement or other agreements or organizational documents applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

     D. No Transfer. Except as described on Schedule II, such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other

                                                                            Page
                                                                            ----

encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

     E. No Finders. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in his or her capacity as such.

     F. Acknowledgment. Such Stockholder understands and acknowledges that Acquisition is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

1.  Agreement To Vote; Proxy.

2. Voting. Each Stockholder hereby severally and not jointly agrees that, until the Termination Date (as defined in Section 7 hereof), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Merger and adoption of the Merger Agreement, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would (or would be reasonably likely to) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as specifically requested in writing by Acquisition in advance, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (2) a sale, lease or transfer (whether by merger, consolidation, operation of law or otherwise) of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (3) (a) any change in the majority of the board of directors of the Company; (b) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or by-laws; (c) any other material change in the Company's corporate structure or business; or (d) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

3.    PROXY. EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, ACQUISITION AND

BRIAN KWAIT, PRESIDENT OF ACQUISITION, AND DOUGLAS HITCHNER, VICE PRESIDENT OF ACQUISITION, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF ACQUISITION, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF ACQUISITION, AND ANY OTHER DESIGNEE OF ACQUISITION, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS INDICATED IN SECTION 2.1 ABOVE. EACH STOCKHOLDER INTENDS THIS PROXY

                                                                            Page
                                                                            ----

TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SHARES.

4. Certain Covenants of Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

5. No Solicitation. Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Acquisition or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in Section 6.4 in the Merger Agreement). If any Stockholder in its capacity as such receives any such inquiry or proposal, then such Stockholder shall promptly inform Acquisition of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, nothing in this Section 3.1 shall restrict a Stockholder who is also a director of the Company from taking actions in such Stockholder's capacity as a director to the extent and in the circumstances permitted by
Section 6.4 of the Merger Agreement.

6.  Restriction  on  Transfer,  Proxies  and  Noninterference;   Restriction
on Withdrawal. Prior to the Termination Date, no Stockholder shall, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement and to Acquisition pursuant to this Agreement, offer for sale, sell, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer (whether by merger, consolidation, operation of law or otherwise), tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such
Stockholder's   Shares  or  any  interest  therein,   (ii)  except  as
contemplated by this Agreement, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement. Acquisition acknowledges the circumstances described on Schedule II which shall not be construed as a breach of this covenant.

7. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal from the Merger that such Stockholder may have.

8. Agreement to Roll-Over. Each Stockholder listed on Schedule A to the Merger Agreement understands and acknowledges that Sub is entering into the Merger Agreement in reliance upon the conversion of their shares into the right to receive the Surviving Corporation Common Stock and agree to such conversion pursuant to Section 3.2 of the Merger Agreement. Each Stockholder hereby agrees to

                                                                            Page
                                                                            ----

rollover the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A to the Merger Agreement.

9. Confidentiality, No Hire.

          A. Each Stockholder agrees that for a period ending five years after the Effective Time of the Merger, such Stockholder will not disclose to any other party, unless required to do so by law, any Confidential Information relating to the Company or to any subsidiary or affiliate thereof which information was acquired during the course of such Stockholder's relationship with the Company. As used in this Agreement, the term "Confidential Information" means information that is not generally known or available to the public and that is used, developed or obtained by the Company or its subsidiaries or affiliates in connection with its businesses, including but not limited to, (i) products or services; (ii) fees, costs and pricing structures; (iii) designs; (iv) computer software, including operating systems, applications and program listings; (v) flow charts, manuals and documentation; (vi) data bases;
(vii) accounting and business methods; (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice; (ix) customers or customer requirements, order levels or projections and customer or client lists; (x) other copyrightable works; (xi) all technology and trade secrets; and
(xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Stockholder proposes to disclose or use such information.

          B. Each Stockholder agrees that for a period ending two years after the Effective Time of the Merger, without the prior written consent of the Company, neither such Stockholder nor any business or enterprise with which such Stockholder is associated as an officer, director or controlling shareholder or other investor (in each case, with the power to direct or cause the direction of the management of such business or enterprise) will employ or attempt to employ an employee of the Company or any of its Subsidiaries or joint ventures.

1. Hanseatic Agreement. Each Stockholder that is a party to that certain Stockholders Agreement dated as of October 8, 1992 and as amended as of July 3, 1996 (the "Stockholders Agreement") by and among the Company, Stephen Russell, and Hanseatic Corporation agrees that, from the date hereof until the date the Merger Agreement is terminated in accordance with its terms, the Stockholders Agreement shall be of no force or effect to the extent that the Stockholders Agreement is inconsistent with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby and that such Stockholder shall not, and shall not attempt to, either directly or indirectly, exercise any of its rights under the Stockholders Agreement in any manner inconsistent with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby (it being agreed that, without limitation, the exercise of any rights under Article II of the Stockholders Agreement by any Stockholder in connection with the transactions contemplated by the Merger Agreement would be inconsistent with this Agreement, the Merger Agreement and the transactions contemplated hereby  and  thereby).  Each  Stockholder  that  is  party  to the
Stockholders Agreement further agrees that the Stockholder Agreement shall terminate as of the Closing and to execute such additional documents and
agreements to effect the   foregoing.   Acquisition   acknowledges   that
Hanseatic   Corporation's representations and  warranties set forth in
Sections 1(a)(ii), 1(a)(iii) and 1(a)(iv) shall not be deemed to have been breached as a result of the existence of the Stockholders Agreement.

2. Further Assurances. From time to time, at the other party's request and without further consideration,

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                                                                            ----

each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate
and make effective,  in  the  most  expeditious  manner  practicable,   the
transactions contemplated by this Agreement.

3. Certain Events. Each Stockholder agrees that this Agreement and the obligations thereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

4. Stop Transfer. Each Stockholder agrees with, and covenants to, Acquisition that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or
uncertificated   interest representing any of such Stockholder's  Shares,
unless such transfer is made in compliance with this Agreement.

5. Termination. The obligations of the Stockholders under this Agreement shall terminate upon the date the Merger Agreement is terminated in accordance with its terms. The termination of this Agreement shall not relieve any party from liability for any breach of this Agreement.

6. Miscellaneous.

7. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that
Acquisition  may  assign,  in its  sole discretion,   its  rights  and
obligations   hereunder  to  any  affiliate  of Acquisition, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

8. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Schedule I may be supplemented by Acquisition by adding the name and other relevant information concerning any stockholder of the Company who is or agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

9. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the Stockholders at the addresses set forth on Schedule I hereto. All communications hereunder shall be delivered to Acquisition as follows:

   c/o    Odyssey Investment Partners, LLC
          280 Park Avenue
          West Tower, 38th Floor

                                                                            Page
                                                                            ----

          New York, New York  10017
          Attn:  Brian Kwait

copy to:

          Latham & Watkins
          885 Third Avenue, Suite 1000
          New York, New York  10022
          Attn.:  Richard Trobman

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

13. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

14. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

15. Definitions; Construction. For purposes of this Agreement:

          A. "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

          B. "Person" shall mean an individual, corporation, partnership, joint venture, association, trust,

                                                                            Page
                                                                            ----

unincorporated organization or other entity.

          C. In the event of a stock dividend or distribution,  or any change
in the   Company   Common   Stock  by   reason   of  any   split-up,
subdivision, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all stock distributed pursuant to such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed, exchanged, split, subdivided, combined or recapitalized.

1. Stockholder Capacity. Notwithstanding anything herein to the contrary, no person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. Each Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares.

                            [Signature Page Follows]

                                                                            Page
                                                                            ----

          IN WITNESS WHEREOF, Acquisition and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                                     LAREDO ACQUISITION CORP.



                                                     By:
                                                        -----------------------

                                                     Name:
                                                          ---------------------


                                                     Title:
                                                           --------------------








                                                     By:
                                                        -----------------------

                                                     Name:
                                                          ---------------------


                                                     Title:
                                                           --------------------

                                                                            Page
                                                                            ----



                                                     STOCKHOLDERS:





                                                     Stephen Russell





                                                     --------------------------







                                                     Hanseatic Corporation








                                                     By:
                                                        -----------------------


                                                     Name:
                                                          ---------------------

                                                                            Page
                                                                            ----


                                                     Title:
                                                           --------------------

                                                                            Page
                                                                            ----


                                   Schedule I
                                   ----------

Name                                                 Number of Existing Shares
Stephen Russell                                      924,804
Hanseatic Corporation                                947,232*


    *Exclusive of 12,121 shares issuable upon exercise of warrants, which for purposes of this Agreement shall be deemed Shares solely in the event of exercise of such warrants.


                                                                           Page
                                                                           ----
                                   Schedule II
                                   -----------

Hanseatic Americas LDC and certain clients of Hanseatic Corporation have economic rights with respect to the Shares beneficially owned by Hanseatic Corporation. However, such rights do not impair or limit Hanseatic Corporation's record and beneficial ownership power of disposition, voting power or power to demand appraisal rights with respect to its Shares.